INTERNATIONAL FIBERCOM, INC.

                             1997 STOCK OPTION PLAN


The following definitions shall be applicable throughout the Plan:

         (a) "Board" means the Board of Directors of the Company.

         (b) "Articles  of  Incorporation"   means  the  Company's  Articles  of
Incorporation, as amended or restated from time to time.

         (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time. Reference in the Plan to any Section of the Code shall be deemed to include any amendments or successor provisions to such Section and any rules or regulations under such Section.

         (d) "Committee"   means  the  committee   appointed  by  the  Board  to
administer the Plan as referred to in Article V.

         (e) "Commission" means the Securities and Exchange Commission or any successor agency.

         (f) "Company"   means   International   FiberCom,   Inc.,   an  Arizona
corporation.

         (g) "Date of Grant" means the date on which the granting of an Option is authorized by the Board or such later date as may be specified by the Board in such authorization as referred to in Article V.

         (h) "Eligible Employee" means any person regularly employed by the Company or a Subsidiary on a full-time salaried basis who satisfies all of the requirements of Article IX.

         (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

         (j) "Fair Market Value" is defined in Article IV.

         (k) "Holder" means an employee of the Company or a Subsidiary who has been granted an Option.

         (l) "Incentive Stock Option" means any Option intended to be and designated as an "incentive stock option" within the meaning of ss.422 of the Code.

         (m) "Non-Employee Director" means a member of the Board who qualifies as a "Non-Employee Director" as defined in Rule 16b-3, as promulgated by the Commission under the Exchange Act or any successor definition adopted by the Commission.

         (n) "Non-Incentive Options" means an Option which is not an Incentive Stock Option

         (o) "Normal Termination" means termination at retirement pursuant to the Company or Subsidiary retirement plan then in effect.

         (p) "Option" means an award granted under Article IX of the Plan and includes both Non-Incentive Options and Incentive Stock Options.

         (q) "Plan" means this 1997 Stock Option Plan.

         (r) "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

         (s) "Share" means a share of Stock.

         (t) "Stock" means common stock of the Company as described in the Articles of Incorporation.

         (u) "Subsidiary" means "subsidiary corporation" as defined in ss.424(f) of the Code.

         (v) "Termination" means separation from employment with the Company or any of its Subsidiaries for any reason except due to death.

         (w) "Treasury" means the Department of the Treasury of the United States of America.


                                   ARTICLE I.

                       Designation and Purpose of the Plan
                       -----------------------------------

         The Plan shall be known as the "International FiberCom, Inc. 1997 Stock Option Plan." The purpose of the Plan is to provide additional incentives to Employees and Non-Employee Directors of the Company to achieve financial results aimed at increasing shareholder value and to attract and retain the best available personnel for positions of responsibility within the Company through the grant of options to purchase shares of the Company's Common Stock. The Plan was approved by the Board on January 6, 1997 and is subject to the approval by the shareholders of the Company. Subject to the determination of the Board or a Committee appointed by the Board, Options granted under this Plan may be Incentive Stock Options or Non-Incentive Options.


                                   ARTICLE II.

                          Shares Available for Purchase
                          -----------------------------

         A maximum of 1,200,000 authorized but unissued shares of the Company's common stock may be issued upon the exercise of Options granted pursuant to the Plan. Such Shares shall be deemed to have been used in the exercise of Options whether actually delivered or whether the Fair Market Value equivalent of such Shares is paid in cash. In the event that any Option granted under the Plan expires or terminates for any reason whatsoever without having been exercised in full, the Shares subject to, but not delivered under such Option shall become available for other Options which may be granted under the Plan; or shall be available for any other lawful corporate purpose.

                                  ARTICLE III.

                         Limit on Value of Option Shares
                         -------------------------------

         In the case of an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time such Option is granted) of the Shares with respect to which the Incentive Stock Option is exercisable for the first time by an individual during any calendar year (under all plans of the Company) shall not exceed $100,000.


                                   ARTICLE IV.

                       Determination of Fair Market Value
                       ----------------------------------

         As used herein the term "Fair Market Value" shall mean, with respect to the date a given Option is granted or exercised, the value determined by the Board or any Committee appointed in accordance with Article VI hereof in good faith using a generally accepted valuation method and, in the case of an incentive stock option, determined in accordance with applicable Treasury regulations; provided, however, that where there is a public market for the common stock of the Company, the Fair Market Value per share shall be the mean of the final bid and asked prices of the Stock on the date of grant, as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation System) or, in the event the stock is listed on a stock exchange, the fair market value per share shall be the closing price on such exchange on the date of grant of the option, as reported in The Wall Street Journal.


                                   ARTICLE V.

                       Stock Options and Option Agreements
                       -----------------------------------

         (a) Stock Options under the Plan may be of two types: Incentive Stock Options and Non-Incentive Options. Any Stock Option granted under the Plan will be in such form as the Board may from time to time approve. The Board will have the authority to grant any optionee Incentive Stock Options, Non-Incentive Options or both types of Options. The Date of Grant of an Option will be the date the Board by resolution selects an individual to be a participant in any grant of an Option, determines the number of Shares to be subject to such Option to be granted to such individual and specifies the terms and provisions of the Option. Incentive Stock Options may only be granted to Eligible Employees. To the extent that any Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option, it will be deemed to be a Non-Incentive Option. The Board may grant Non-Incentive Options to Non-Employee Directors under the Plan. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options will be interpreted, amended or altered nor shall any discretion or authority granted under the Plan be exercised so as to disqualify the Plan under ss.422 of the Code or, without the consent of the optionee, to disqualify any Incentive Stock Option under such ss.422.

         (b) Each Option granted under the Plan shall be evidenced by an option agreement ("Option Agreement"), which shall indicate on its face whether it is an agreement for an Incentive Stock Option or a Non-Incentive Option, or both and shall be signed by an officer of the Company on behalf of the Company and by the employee who was granted the Option and which shall contain such provisions as may be approved by the Board or any Committee appointed by the Board according to Article VI. The provisions shall be subject to the following terms and conditions:

                  (i) Any Option or portion thereof that is exercisable shall be exercisable as to such number of Shares and at such times as set forth in the Stock Option Agreement, except as limited by the terms of the Plan heretofore;

                  (ii) Every Share purchased through the exercise of an Option shall be paid for in full at the time of the exercise. Each Option shall cease to be exercisable, as to any Share, when the Holder purchases the Share, or when the Option lapses;

                  (iii) Options shall not be transferable by the Holder except by will or the laws of descent and distribution and shall be exercisable during the Holder's lifetime only by the Holder; and

                  (iv) An unexpired Option shall become immediately  exercisable
         (1) automatically on the Holder's Normal Termination, (2) at the discretion of the Board, in whole or in part, on the date the Holder becomes eligible to receive early retirement benefits, as defined under the retirement plan of the Company then in effect, (3) upon any change in control of the Company, and (4) under such other circumstances as the Board may direct.

         (c) The Option Agreements shall constitute binding contracts between the Company and the employee. Every employee, upon acceptance and execution of such option agreement, shall be bound by the terms and conditions of this Plan and of the Option Agreement.

         (d) The  terms  and  conditions  of the  Option  Agreement  shall be in
accordance   with  this  Plan,  but  may  include   additional   provisions  and
restrictions, provided that the same are not inconsistent with the Plan.


                                   ARTICLE VI.

                     Compensation and Stock Option Committee
                     ---------------------------------------

         The Plan shall be administered by the Board or a Committee appointed by the Board in accordance with Rule 16b-3 of the Exchange Act ("Rule 16b-3"). Any Committee which has been delegated the duty of administering the Plan by the Board shall be composed of two or more persons each of whom (i) is a Non-Employee Director and (ii) is an "outside director" as defined in
Section 162(m)(4) of the Code. To the extent reasonable and practicable, the Plan shall be consistent with the provisions of Rule 16b-3 to the degree necessary to ensure that transactions authorized pursuant to the Plan are exempt from the operation of Section 16(b) of the Exchange Act. If such a Committee is appointed, the Committee shall have the same power and authority to construe, interpret and administer the Plan and from time to time adopt such rules and regulations for carrying out this Plan as it may deem proper and in the best interests of the Company as does the Board. Any reference herein to the Board shall, where appropriate, encompass a Committee appointed to administer the Plan in accordance with this Article VI.

         The Board shall, from time to time, in its discretion, determine which of the Eligible Employees are to be granted Options and the form, amount and timing of such Options and, unless otherwise provided herein, the terms and provisions thereof and the form of payment of an Option, if applicable, and such other matters specifically delegated to It under this Plan. Subject to the express provisions of the Plan, the Board shall have authority to interpret the Plan and Options granted hereunder, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable in administering the Plan, all of which determinations shall be final and binding upon all persons. A quorum of the Board shall consist of a majority of its members and the Board may act by vote of a majority of its members at a meeting at which a quorum is present, or without a meeting by a written consent to the action taken signed by all members of the Board. No member of the Board shall be liable for any action, interpretation or construction made in good faith with respect to the Plan or any Option granted hereunder.


                                  ARTICLE VII.

                                  Option Price
                                  ------------

         The Option price at which Shares may be purchased under an Option granted pursuant to this Plan shall be set by the Board, but shall in no instance be less than the Fair Market Value of such Shares on the Date of Grant in the case of Incentive Stock Options. Such Fair Market Value shall be determined by the criteria set forth in Article IV hereof. The Option price will be subject to adjustments in accordance with provisions of Article X herein.

         In the event that an employee granted an Incentive Stock Option hereunder owns, directly or indirectly, immediately after such grant, more than 10% of the total combined voting power of all classes of the issued and outstanding stock of the company, the option price shall be at least 110% of the Fair Market Value of the stock subject to the Option and such Option by its terms shall not be exercisable after the expiration of five (5) years from the date such Option is granted.

                                  ARTICLE VIII.

                               Exercise of Option
                               ------------------

         (a) Subject to the provisions of Articles VII and IX the period during which each Option may be exercised shall be fixed by the Board at the time such Option is granted, subject to the following rules:

                  (i) such Option is granted within ten (10) years from the date the Plan is adopted, or the date such Plan is approved by the stockholders, whichever is earlier;

                  (ii) such Option by its terms is not exercisable after the expiration of ten (10) years (in the case if Incentive Stock Options, not to exceed five years for Eligible Employees owning 10% or more of the combined voting power of all classes of stock of the Company) from the Date of Grant as shall be set forth in the Stock Option Agreement relating to such grant; and,

                  (iii) such Option by its terms states that a person's rights and interests under the Plan, including amounts payable, may not be assigned, pledged, or transferred except, in the event of an employee's death, to a designated beneficiary as provided in the Plan, or in the absence of such designation, by will or the laws of descent and distribution.

         (b) An Option shall lapse under the following circumstances:

                  (i) Ten (10) years after it is granted, three months after Normal Termination, twelve months after the date of Termination if due to permanent disability, three months after any other Termination or any earlier time set by the grant.

                  (ii) If the Holder dies within the Option  period,  the Option shall lapse unless it is exercised within the Option period and in no event later than twelve months after the date of his death by the Holder's legal representative or representatives or by the person or persons entitled to do so under the Holder's last will and testament or, if the Holder shall fail to make testamentary disposition of such Option or shall die intestate, by the person or persons entitled to receive said Option under the applicable laws of descent and distribution.

                  (iii) Notwithstanding the foregoing, in no event shall the period of exercise be less than thirty days after Normal Termination or the death of the Holder; provided, however, that in no event shall an Incentive Stock Option be exercised more than ten years after the Date of Grant.

         (c) No Shares shall be delivered pursuant to any exercise of an Option until the requirements of such laws and regulations, as may be deemed by the Board to be applicable, are satisfied and until payment in full of the option price specified in the applicable Stock Option Agreement is received by the Company. No employee shall be deemed to be an owner of any Shares subject to any Option unless and until the certificate or certificates for them have been issued, as reflected on the stock record and transfer books of the Company.

                                   ARTICLE IX.

                                   Eligibility
                                   -----------

         All employees of the Company, including officers and directors who are salaried employees, shall be Eligible Employees eligible to participate under this Plan. The fact that an employee has been granted an Option under this Plan shall not in any way affect or qualify the right of the employee to terminate his employment at any time. Nothing contained in this Plan shall be construed to limit the right of the Company to grant Options otherwise than under the Plan for any proper and lawful corporate purpose, including but not limited to Options granted to employees. Employees to whom Options may be granted under the Plan will be those selected by the Committee from time to time who, in the sole discretion of the Committee, have contributed in the past or who may be expected to contribute materially in the future to the successful performance of the Company.


                                   ARTICLE X.

                       Capital Adjustments Affecting Stock
                       -----------------------------------

         (a) If the outstanding Stock of the Company shall at any time be changed or exchanged by declaration of a stock dividend, split-up, combination of Shares, recapitalization, merger, consolidation, or other corporate reorganization in which the Company is the surviving corporation, the number and kind of Shares subject to the Plan or subject to any Options theretofore granted, and the Option prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of Shares without changing the aggregate Option price and the Board may make any other adjustments as the Board deems appropriate for purposes of the Plan. The determination of the Board as to the terms of any adjustment shall be conclusive except to the extent governed by Treasury regulations applicable to Incentive Stock Options.

         (b) In the event of a liquidation or dissolution of the Company, sale of all or substantially all of its assets, or a merger, consolidation or other corporate reorganization in which the Company is not the surviving corporation, or any merger or other reorganization in which the Company is the surviving corporation but the holders of its Stock receive securities of another corporation, or in the event a person makes a tender offer to the stockholders of the Company, the Board may, but need not, accelerate the time at which unexercised Options may be exercised. Nothing herein contained shall prevent the substitution of a new Option by the surviving or acquiring corporation.


                                   ARTICLE XI.

                      Amendments, Suspension or Termination
                      -------------------------------------

         (a) The Board shall have the right, at any time, to amend, suspend or terminate the Plan, and if suspended, reinstate the Plan in whole or in part in any respect which it may deem to be in the best interests of the Company, provided, however, no amendments shall be made in the Plan which:

                  (i) Increase the total number of Shares for which Options may be granted under this Plan for all employees or for any one of them except as provided in Article X;

                  (ii) Change the minimum purchase price for the optioned Shares, except as provided in Article X;

                  (iii) Affect outstanding Options or any unexercised rights thereunder, except as provided in Article VIII;

                  (iv) Extend the option period provided in Article VIII or make an Option exercisable earlier than as specified in Article VIII; or

                  (v) Extend the termination date of the Plan.

         (b) The Board shall also have the right, with the express written consent of an individual participant, to cancel, reduce or otherwise alter such participant's outstanding Options under the Plan.

         (c) Any such amendment, termination, suspension, cancellation, reduction or alteration shall be further approved by the shareholders of the Company if such approval is required to preserve or comply with any exemption, whether under Rule 16b-3 or otherwise, from Section 16(b) of the Exchange Act or to preserve the status of Incentive Stock Options within the meaning of ss.422 of the Code.


                                  ARTICLE XII.

                              Repurchase of Shares
                              --------------------

         Any time during an Optionee's employment with the Company, an Optionee who has purchased shares of Common Stock upon exercise of Options granted pursuant to this Plan, may, in writing, offer for sale to the Company such Common Stock at the purchase price determined under the respective Stock Option Agreement. If the Company does not acquire such Common Stock, the Optionee may not, while he is in the employ of the Company, sell, transfer, gift, pledge, encumber, burden or otherwise dispose of all or any portion of such Common Stock to any other person or entity.

         In the event that the employment of an employee is terminated or does terminate, for any reason, including death, then in that event, to the extent that Options have been exercised in whole or in part prior to the date of such termination, the employee (or, if applicable, his assigns, heirs, successors, administrators or executors) shall be required to sell back his Shares to the Company upon such terms and conditions as determined by the Committee and as reflected in the Option Agreement.

                                  ARTICLE XIII.

                        Effective Date, Term and Approval
                        ---------------------------------

         The effective date for this Plan shall be upon approval by the stockholders. Options may be granted as provided herein for a period of ten years after such date unless an earlier termination date after which no Options may be granted under the Plan is fixed by action of the Board, but any Option granted prior thereto may be exercised in accordance with its terms. The grant of any Options under the Plan is effective only upon approval of the Plan by the stockholders. The Plan and all Options granted pursuant to it are subject to all laws, approvals, requirements, and regulations of any governmental authority or securities exchange which may be applicable thereto and, notwithstanding any provisions of the Plan or option agreement, the Holder of an Option shall not be entitled to exercise his Option nor shall the Company be obligated to issue any Shares to the Holder if such exercise or issuance shall constitute a violation by the Holder or the Company of any provisions of any such laws, approvals, requirements, or regulations. The Plan shall continue in effect until all matters relating to the payment of Options granted under the Plan and administration of the Plan have been settled.


                                   ARTICLE XIV

                                     General
                                     -------

         (a) Government and Other Regulations. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, and the requirements of any stock exchange upon which the Shares may then be listed and shall be further subject to the approval of counsel for the Company with respect to such compliance. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

         (b) Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

         (c) Tax Withholding. The employee or other person receiving Stock upon exercise of an Option may be required to pay to the Company or to a Subsidiary, as appropriate, the amount of any such taxes which the Company or Subsidiary is required to withhold with respect to such Stock.

In connection with such obligation to withhold tax, the Company may defer making delivery of such Stock unless and until indemnified on such withholding liability to its satisfaction.

         (d) Claim to Options and Employment Rights. No employee or other person shall have any claim or right to be granted an Option under the Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or a Subsidiary.

         (e) Beneficiaries. Any payment of Options due under this Plan to a deceased participant shall be paid to the beneficiary designated by the participant and filed with the Board. If no such beneficiary has been designated or survives the participant, payment shall be made to the participant's legal representative. A beneficiary designation may be aged or revoked by a participant at any time provided the change or revocation is filed with the Board. The designation by a married participant of one or more persons other than the participant's spouse must be consented to by the spouse.

         (f) Nontransferability. A person's rights and interests under the Plan, including amounts payable, may not be assigned, pledged, or transferred except, in the event of an employee's death, to a designated beneficiary as provided in the Plan, or in the absence of such designation, by will or the laws of descent and distribution.

         (g) Indemnification. Each person who is or shall have been a member of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by him in satisfaction of judgment in such action, suit, or proceeding against him. He shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Bylaws or Articles of Incorporation, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

         (h) Reliance on Reports. Each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than himself. In no event shall any person who is or shall have been a member of the Board be liable for any determination made or other action taken, including the furnishing of information, or failure to act, if in good faith.

         (i) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary.

         (j) Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

         (k) Pronouns. Masculine pronouns and other words of masculine gender shall refer to both men and women.

         (l) Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

         (m) Fractional Shares. No fractional Shares shall be issued and the Board shall determine whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or rounding down unless otherwise provided in the Plan.

         (n) Construction of Plan. The place of administration of the Plan shall be in the State of Arizona, and the validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined in accordance with the laws of the State of Arizona.
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